UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 2, 2005

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway, Suite A, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(239) 542-0643

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):☐

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

 The Company announced  that it had commenced an unregistered offering of up to 2,500,000 units of its securities, each unit consisting of one share of its common stock and 1/2 common stock purchase warrant to purchase an additional 1/2 share at $6 per share.  The units are being offered at $4.50 per unit and the warrants are exercisable at $6 per share. The securities have not been registered for sale and may not be offered or sold without registration or an exemption therefrom.

Russell Whitney, the Company’s Chief Executive Officer, has committed to sell up to 750,000 of the 2,500,000 units being offered and has the right sell up to 50% of all the units sold.

The Company is required to register the common stock and the common stock underlying the warrants upon completion of the offering.

The first 600,000 units were sold on November 2, 2005 to one institutional investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.
(Registrant)
Date November 7, 2005
	By:	/s/ RONALD S SIMON
Ronald S. Simon, Acting Chief Financial Officer